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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of Earliest event reported): June 5, 2003

                           Commission File No. 0-29935

                              20/20 NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

          Nevada, USA                    33-0677140
                                         ----------
  (State of Incorporation)     (IRS Employer Identification No.)

             20700 Ventura Blvd. Suite 227, Woodland Hills CA 91364
             ------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

        Company's telephone number, including area code: (818) 227-9494

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ITEM 1.  Changes in Control of Registrant

On June 5, 2003, 20/20 Networks, Inc. (the "Company"), entered into an Agreement and Plan of Reorganization (the "Agreement") with E-Z Arch, LLC ("EZA"), a Nevada limited liability company whereby the Company issued 5,325,000 shares of "restricted securities" (common stock) to the EZA Members in consideration of the exchange of 100% of the issued and outstanding member interests of EZA.
These  shares   amount  to   approximately   46.5%  in  the   aggregate  of  the
post-Agreement outstanding voting securities of the Company. As part of the Agreement, the Company increased its Board size to five and appointed Edward Gallagher and Werner Grieder directors of the Company. Edward Gallagher was appointed President.

         EZA was formed to finance the acquisition of telecommunication networks and infrastructure to be operated as joint ventures with local partners in underserviced areas of the world. The local partners provide operational structure and licensing. The local joint venture then enters into contracts for network development and operations with the government approved operator. Throughout most of the underdeveloped countries, the demand for telecommunication infrastructure exceeds supply and by focusing on these countries. EZA believes that the operator who is first to provide the base service will be able to be the service provider for a whole range of other services. Over the last two years, EZA, through its collaboration with VLM Developments Ltd. ("VLM") which assigned certain contracts, agreements and licensing rights to EZA, has been successful in formalizing relationships with partners in several Central and South American countries, including the obtaining of a service contract in Mexico. The effective deployment of this network will result in cost effective communication services that enables a reliable and efficient connectivity to be implemented. To date, EZA and VLM have spent several hundred thousand dollars in development costs. They have assigned their rights to a Mexican joint venture agreement to a corporate entity, who can provide the next round of capital and structure.

         In addition to the above, the Company agreed to issue 5,000,000 shares of its restricted stock to its majority shareholder, Crown Partners, Inc., in exchange for Crown assuming all outstanding debts and liabilities of the Company.

ITEM 2.  Acquisition or Disposition of Assets.

See discussion above in Item 1.

ITEM 6.  Resignations of Registrant's Directors.

As part of the acquisition of EZA, two new directors were appointed as the Board was increased to five and Edward Gallagher was appointed President, replacing Charles Smith, who remains CFO.

The Company's new President and newly appointed director Edward Gallagher. Mr. Gallagher has spent the past 15 years in restructuring public companies as well as operation of the business of the public companies.

Mr. Gallagher was the chairman of Canada Payphone Corporation, the first private payphone owner and operator in Canada. He deregulated through Government Legislation the payphone industry in Canada, and negotiated an exclusive contract for install/operation of AT&T payphone for Canada.

He was also the president of Global Cogenix Industrial Corporation during a take-over bid of a major telephone company in Alberta and completed and refinanced a Private Power Facility with exclusive supply contract to BC Hydro.

Mr. Gallagher specializes in mergers and acquisition as well as take-over financing. As an expert in capital financing and mergers/acquisition, he

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possesses extensive knowledge in business planning towards  government/corporate strategies involving budgeting, planning and development of goals.


The other new director is Werner Grieder who has an extensive business background. After receiving a doctorate in Economics from the university of Basel, Switzerland, Dr. Grieder was employed for 18 years by CIBA-GEIGY Ltd., a Swiss multi-national corporation, in Europe, Japan, Singapore, and Africa. Dr. Grieder then moved to Central America, representing the world leading cement producer, Holderbank Ltd. for several years in Honduras. Subsequently he established himself in Panama as a financial and management consultant to mining and venture capital firms. He has been a consultant for West Hastings General Partnership in Mexico, Guatemala and Costa Rica.

ITEM 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired.

         Required Audited Financial Statements of E-Z Arch, LLC are currently being prepared and will be filed with the Securities and Exchange Commission as an amendment to this Report.

         (b) Pro Forma Financial Information.

         Required Pro Forma financial statements, taking into account the completion of the Agreement, are being prepared and will be filed with the Securities and Exchange Commission as an amendment to this Report.

         (c) Exhibits.

         10.1  Agreement and Plan of Reorganization.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2003                                         20/20 Networks, Inc.


                                                     /s/ Edward Gallagher
                                                     ---------------------------
                                                     Edward Gallagher, President


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